UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2004 ebank Financial Services, Inc.

(Exact name of registrant as specified in its charter)

GEORGIA	000-24043	58-2349097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2410 Paces Ferry Road, Suite 190
Atlanta Georgia 30339
(Address of Principal
Executive Offices)

(770) 863-9225
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

SIGNATURES

EXPLANATORY NOTE

     This Amendment No. 1 to Form 8-K of ebank Financial Services, Inc. (the “Company”) amends the Company’s Form 8-K dated May 7, 2004, originally filed with the Securities and Exchange Commission on May 11, 2004 (the “Original Filing”). The Company is filing this amendment to correct an inadvertent typographical error in Item 5, which should have stated that the extended expiration date for the Company’s ongoing public offering of its common stock is June 10, 2004, not June 30, 2004. No other changes have been made to the Original Filing.

Item 5. Other Events.

     On May 7, 2004, the Board of Directors of ebank Financial Services, Inc. (the “Company”) voted to extend the expiration date for the Company’s ongoing public offering to sell up to 3,703,704 shares of its common stock at a subscription price of $1.08 per share from May 11, 2004 to June 10, 2004, in accordance with the terms of the offering.

     As of May 11, 2004, the Company had accepted subscriptions for an aggregate of 2,222,267 shares pursuant to the offering, resulting in aggregate gross offering proceeds to the Company of $ $2,400,048.36 to date.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ebank Financial Services, Inc.

Date: May 13, 2004	By:	/s/ Wayne W. Byers Wayne W. Byers Chief Financial Officer